                         NOTICE OF GUARANTEED DELIVERY
                            FOR TENDER OF SHARES OF
                                  COMMON STOCK

                                       OF

                          DELAWARE OTSEGO CORPORATION
                                       TO

                              DOCP ACQUISITION LLC
                      A NEW YORK LIMITED LIABILITY COMPANY
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

     This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if (i) certificates ("Share Certificates") evidencing shares of common stock, par value $0.125 per share (the "Shares") of Delaware Otsego Corporation, a New York corporation (the "Company") are not immediately available, (ii) time will not permit all required documents to reach Citibank, N.A., as Depositary (the "Depositary"), prior to the Expiration Date (as defined in "The Tender Offer -- Terms of the Offer; Expiration Date" of the Offer to Purchase (as defined below)) or (iii) the procedure for book-entry transfer cannot be completed on a timely basis. This Notice of Guaranteed Delivery may be delivered by hand or transmitted by telegram, facsimile transmission or mail to the Depositary. See "The Tender Offer -- Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

                        The Depositary for the Offer is:

                                 CITIBANK, N.A.

            By Hand:                           By Mail:                    By Overnight Delivery:
         Citibank, N.A.                     Citibank, N.A.                     Citibank, N.A.
     Corporate Trust Window        c/o Citicorp Data Distribution,    c/o Citicorp Data Distribution,
                                                 Inc.                               Inc.
   111 Wall Street, 5th Floor               P.O. Box 7072                     404 Sette Drive
    New York, New York 10043          Paramus, New Jersey 07653          Paramus, New Jersey 07652

                      Facsimile for Eligible Institutions:
                                 (201) 262-3240

                              To confirm fax only:
                                 (800)422-2077

     DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to DOCP Acquisition LLC, a New York limited liability company formed by CSX Corporation, a Virginia corporation, Norfolk Southern Corporation, a Virginia corporation, and Walter G. Rich, an individual, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 22, 1997 (the "Offer to Purchase"), and the related Letter of Transmittal (which, as amended from time to time, together constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedures described in "The Tender Offer -- Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:

--------------------------------------------------------------------------------
Certificate Nos. (if available):

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Check ONE box if Shares will be tendered by book-entry transfer:
[ ] The Depository Trust Company
[ ] Philadelphia Depository Trust Company

Account Number:
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Dated: , 1996

Name(s) of Record Holder(s):

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--------------------------------------------------------------------------------
                                  PLEASE PRINT

Address(es)
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                                    ZIP CODE

Area Code and Tel. No.:

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

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States, hereby (a) represents that the tender of Shares effected hereby complies with Rule 14e-4 of the Securities Exchange Act of 1934, as amended, and (b) guarantees delivery to the Depositary, at one of its addresses set forth above, of certificates evidencing the Shares tendered hereby in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts at The Depository Trust Company or the Philadelphia Depository Trust Company, in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof) with any required signature guarantees, or an Agent's Message (as defined in "The Tender
Offer -- Acceptance for Payment and Payment for Shares" of the Offer to Purchase), and any other documents required by the Letter of Transmittal, (a) in the case of Shares, within three trading days of The Nasdaq National Market after the date of execution of this Notice of Guaranteed Delivery, or (b) in the case of Rights, a period ending the latter of (i) three New York Stock Exchange, Inc. trading days after the date of execution of this Notice of Guaranteed Delivery or (ii) three business days after the date Right Certificates are distributed to shareholders.

     The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in financial loss to such Eligible Institution.

Name of Firm:
  --------------------------------------          -----------------------------------------------
                                                  AUTHORIZED SIGNATURE

-----------------------------------------------   -----------------------------------------------
ADDRESS                                           TITLE

                                                  Name:
-----------------------------------------------   -----------------------------------------------
ZIP CODE                                          PLEASE PRINT

Area Code and Tel. No.:
  -------------------------------                 Date:
                                                  --------------------------------------------- , 1996

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.